Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment Number Eight to the Registration Statement on Form S-11 of our report dated April 4, 2005, relating to the combined statement of revenue and certain expenses of DMC Properties, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
October 11, 2007